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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): FEBRUARY 23, 2004 (FEBRUARY 18, 2004)
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                     HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
               (Exact Name of Registrant as Specified in Charter)



         MARYLAND                   001-13417                13-3950486
      (State or Other       (Commission File Number)        (IRS Employer
      Jurisdiction of                                    Identification No.)
      Incorporation)





                  379 THORNALL STREET, EDISON, NEW JERSEY         08837
                         (Address of Principal                 (ZIP Code)
                          Executive Offices)





        Registrant's telephone number, including area code (732) 548-0101



                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

    On February 18, 2004, Hanover Capital Mortgage Holdings, Inc., a Maryland corporation (the "Company"), was advised by its independent auditors, Deloitte & Touche LLP ("Deloitte"), that Deloitte will not stand for reelection as the Company's independent auditors following the completion of its audit of the Company's December 31, 2003 financial statements.

    The reports of Deloitte on the financial statements for the fiscal years ended December 31, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

    During the fiscal years ended December 31, 2002 and 2001 and the subsequent interim period through February 18, 2004, there have been no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years.

    The Company has requested that Deloitte furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in this Item 4, and if not, stating the respects in which it does not agree. A copy of Deloitte's letter is attached as Exhibit 16.1 to this Form 8-K.

ITEM 7.  EXHIBITS.

         Exhibit  Description

         16.1     Letter from Deloitte & Touche LLP, dated February 23, 2004.



                         [Signature on following page.]

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Hanover Capital Mortgage Holdings, Inc.


                                        /s/ J. Holly Loux
                                        ----------------------------------
                                        Name:   J. Holly Loux
                                        Title:  Chief Financial Officer and
                                                Treasurer

Date:  February 23, 2004

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                                  EXHIBIT INDEX

Exhibit        Description

16.1           Letter from Deloitte & Touche LLP, dated February 23, 2004



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